Exhibit 99

OFG Bancorp Reports 4Q16 & 2016 Results

SAN JUAN, Puerto Rico, April 21, 2017 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2017.

1Q17 Highlights

•      Net income available to shareholders held steady. OFG reported $11.7 million, or $0.26 per share fully diluted, compared to $12.1 million, or $0.27 per share, in 4Q16 and $10.7 million, or $0.24 per share, in the year ago 1Q16.

•      Oriental Bank’s retail franchise continues to grow. Auto and consumer loan generation was strong, customer deposits increased 1.3% from the previous quarter, and retail accounts grew 5% year over year.

•      Innovation streak continues. Oriental Bank introduced the first fully integrated online and mobile personal loan application in Puerto Rico.

•      Net interest margin expanded. NIM increased 16 basis points from 4Q16 to 5.10% due to a significant reduction in the cost of borrowings and as the proportion of higher yielding auto and consumer loans increased.

•      The remaining FDIC loss share agreement was terminated. This is in line with OFG’s ongoing efforts to optimize its operations.

•      Credit quality strong. The net charge off, non-performing loan and total delinquency rates declined from 4Q16.

•      Major performance ratios solid. Return on average assets was 0.95%, return on average tangible common stockholders' equity 7.00%, and efficiency ratio 56.15%.

•      Capital buildup continues. All major capital metrics advanced compared to the previous and year ago quarters. Tangible book value per common share at $15.33 was up 1.7% and 4.4%, respectively, and the tangible common equity ratio at 10.66% was up 33 and 116 basis points, respectively.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“OFG Bancorp once again delivered consistent quarterly earnings, generating $0.26 per share for the first quarter of 2017, with consistent quality in our performance, especially in light of our operating environment.

“Our overall results reflect the strength of our retail franchise, where we saw quarter over quarter and year over year increases in loan production and balances, deposits and customers.

“We continued to lead the way in deploying customer-facing banking technology in Puerto Rico, launching the first fully integrated online personal loans application. This is part of our highly successful strategy of differentiating ourselves in delivering unparalleled customer experience.

“As planned during the quarter, we significantly reduced our borrowing costs and balances and ended our remaining loss share agreement with the FDIC, as part of our ongoing efforts to optimize operating results.

“We continued to control credit quality in our challenging environment. This enabled us to dramatically lower credit risk levels, while enhancing our financial strength, as evidenced by our credit trends and capital ratios, which are significantly stronger today than they were five years ago.

“In mid-March, the Financial Oversight and Management Board and the Puerto Rico Government reached an agreement on a 10-year fiscal plan. Steps in the right direction such as this will help increase confidence among people and businesses in Puerto Rico. However, there is much more to be done to restore Puerto Rico’s fiscal stability, competitiveness and economic growth.

“To sum up, we are pleased with our performance and how we have proactively managed our business. While optimistic, we will continue to closely monitor local economic conditions.”

1Q17 Income Statement Highlights

The following compares data for the first quarter 2017 to the fourth quarter 2016, unless otherwise noted.

•      Interest Income:

o    Originated Loans: Increased $0.4 million to $52.0 million, due to higher yields from a larger proportion of retail loans.

o    Acquired Loans: Declined $1.2 million to $25.7 million, reflecting continued pay downs.

o    Securities: Increased $0.2 million to $8.5 million, a result of higher interest rates on our cash balances.

•      Interest Expense declined $1.0 million to $11.6 million. In March 2017, a $232.0 million repurchase agreement at 4.78% was repaid.

•      Total Provision for Loan and Lease Losses increased $4.3 million to $17.6 million. Provision for originated loans increased $1.1 million due to continued growth of the portfolio. Provision for acquired loans increased $3.2 million due to periodic assessment of loans remaining in these portfolios.

•      Core Net Interest Margin (excluding cost recoveries) expanded to 5.00% from 4.89% primarily due to lower borrowing balances.

•      Total Banking and Wealth Management Revenues declined $3.0 million to $17.4 million. In 4Q16, wealth management and banking services benefitted from $1.9 million in seasonal year end income. In 1Q17, mortgage banking declined $1.1 million due to lower secondary market activity and servicing asset valuation.

•      FDIC Shared-Loss Expense saw a one-time net gain of $1.4 million, reflecting the outcome of the previously announced February 2017 termination of the FDIC shared loss agreement covering the former Eurobank loan portfolio.

•      Total Non-Interest Expenses declined $0.7 million to $51.7 million due to lower costs partially offset by higher seasonal compensation and the semi-annual payment of property taxes in credit related expenses.

•      Effective Tax Rate was 38.3% compared to 41.1% in 4Q16.

March 31, 2017 Balance Sheet Highlights

The following compares data at March 31, 2017 to December 31, 2016, unless otherwise noted.

•      Total Loans Net declined $58.0 million to $4.09 billion. 1Q17 new retail loan production increased 0.8% to $172.4 million. Auto increased 11.8% due to the success of marketing efforts with our floor plan auto dealers. Consumer was level, but 23.0% higher than 1Q16, while mortgage declined 15.1% due to market contraction. Commercial loan production declined to $37.7 million, reflecting the seasonality of this business.

•      Total Investments increased $33.0 million to $1.40 billion. This reflected new purchases of agency mortgage backed securities, partially offset by prepayments.

•      Customer Deposits increased $53.9 million to $4.14 billion from both existing and new customers.

•      Total Borrowings declined $123.0 million to $672.4 million due to a reduction in repurchase agreement balances. On a year over year basis, borrowings declined $400.3 million with large reductions in all categories.

•      Total Stockholders’ Equity increased $11.0 million to $931.4 million primarily due to increases in retained earnings.

Credit Quality Highlights

The following compares data at March 31, 2017 to December 31, 2016, unless otherwise noted.

•      Net Charge-Off Rate fell 40 basis points to 1.40% due to declines in the commercial, auto and consumer loan categories, partially offset by an increase in mortgage loans.

•      Early Delinquency Rate increased 11 basis points to 3.42% due to increases in commercial and consumer loans, partially offset by improvements in auto and mortgage loans.

•      Non-Performing Loan Rate fell 29 basis points to 3.17% due to declines in mortgage, auto and consumer loans.

•      Total Delinquency Rate was down 15 basis points to 6.34% due to declines in auto and mortgage loans, partially offset by commercial and consumer loans.

•      Allowance for Loan and Lease Losses increased $1.2 million to $60.5 million. The loan loss reserve ratio to total loans (excluding acquired loans) rose 3 basis points to 1.98%.

Capital Position

The following compares data at March 31, 2017 to December 31, 2016, unless otherwise noted.

Capital continued to build and remains significantly above regulatory requirements for a well-capitalized institution.

•      Tangible Common Equity to Total Tangible Assets at 10.66% increased 33 basis points from 4Q16 and 116 basis points year over year to the highest level in five quarters.

•      Tangible Book Value per Common Share at $15.33 increased 1.7% from 4Q16 and 4.4% year over year to the highest level in five quarters.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) at 14.30% increased 25 basis points from 4Q16 and 197 basis points year over year to the highest level in five quarters.

•      Total Risk-Based Capital Ratio at 20.05% increased 43 basis points from 4Q16 and 238 basis points year over year to the highest level in five quarters.

Conference Call

A conference call to discuss OFG’s results for the first quarter 2017, outlook and related matters will be held today, Friday, April 21, 2017 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the first quarter ended March 31, 2017, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 53rd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2017 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	7-8
Table 7:	Allowance for Loan and Lease Losses	9
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	10
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	11-12
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	13
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2017	2016	2016		2016	2016
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4	Q3		Q2	Q1
Earnings
Net interest income		$74,618	$74,213	$76,927		$73,312	$74,975
Non-interest income, net (core)	(2)	17,428	20,415	18,277		18,284	17,125
Non-interest expense		51,684	52,382	54,926		53,825	54,857
Pre-provision net revenues		40,362	42,246	40,278		37,771	37,243
Provision for loan and lease losses		17,654	13,373	23,469	(a)	14,445	13,789
FDIC shared-loss (benefit) expense, net		(1,403)	2,836	3,296		3,420	4,029
Net income before income taxes		24,354	26,404	18,747		20,197	19,832
Income tax expense		9,204	10,848	3,627		5,858	5,661
Net income		$15,150	$15,556	$15,120		$14,339	$14,171
Common Share Statistics
Earnings per common share - basic	(3)	$0.27	$0.28	$0.27		$0.25	$0.24
Earnings per common share - diluted	(4)	$0.26	$0.27	$0.26		$0.25	$0.24
Average common shares outstanding		43,915	43,914	43,926		43,914	43,898
Average common shares outstanding and equivalents		51,131	51,098	51,111		51,095	51,064
Cash dividends per common share		$0.06	$0.06	$0.06		$0.06	$0.06
Book value per common share (period end)		$17.42	$17.18	$17.29		$17.08	$16.80
Tangible book value per common share (period end)	(5)	$15.33	$15.08	$15.18		$14.96	$14.68
Balance Sheet (Average Balances)
Loans	(6)	$4,141,628	$4,195,966	$4,398,032		$4,445,658	$4,484,410
Interest-earning assets		5,932,923	5,972,163	6,169,251		6,270,042	6,437,255
Total assets		6,374,177	6,455,023	6,653,446		6,778,190	6,990,161
Interest-bearing deposits		3,850,506	3,875,536	3,920,565		3,929,280	3,956,790
Borrowings		715,951	750,446	917,212		1,047,753	1,239,672
Stockholders' equity		926,011	919,697	919,171		908,394	899,858
Common stockholders' equity		760,141	753,827	753,301		742,524	733,988
Performance Metrics
Net interest margin	(7)	5.10%	4.94%	4.95%		4.69%	4.67%
Return on average assets	(8)	0.95%	0.96%	0.91%		0.85%	0.81%
Return on average tangible common stockholders' equity	(9)	7.00%	7.31%	7.06%		6.70%	6.69%
Efficiency ratio	(10)	56.15%	55.36%	57.69%		58.76%	59.56%
Full-time equivalent employees, period end		1,429	1,416	1,439		1,451	1,467
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$60,483	$59,300	$62,168	(a)	$112,812	$113,238
Allowance as a % of loans held for investment		1.98%	1.95%	2.06%		3.53%	3.63%
Net charge-offs		$10,552	$13,506	$65,352	(a)	$9,478	$10,048
Net charge-off rate	(11)	1.40%	1.80%	8.27%	(a)	1.21%	1.30%
Early delinquency rate (30 - 89 days past due)		3.42%	3.31%	3.70%		3.31%	3.51%
Total delinquency rate (30 days and over)		6.34%	6.49%	6.92%		6.28%	6.72%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.20%	12.99%	12.35%		11.92%	11.38%
Common equity Tier 1 capital ratio		14.30%	14.05%	13.34%		12.64%	12.33%
Tier 1 risk-based capital ratio		18.77%	18.35%	17.46%		16.71%	16.36%
Total risk-based capital ratio		20.05%	19.62%	18.73%		18.00%	17.67%
Tangible common equity ("TCE") ratio		10.66%	10.33%	10.25%		9.92%	9.50%

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 million provision for loan and lease losses during the quarter ended September 30, 2016.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,	December 31,	September 30,		June 30,	March 31,
(Dollars in thousands, except per share data) (unaudited)		2017	2016	2016		2016	2016
Interest income:
Loans	(1)
Non-acquired loans		$51,955	$51,581	$50,568		$49,108	$47,915
Acquired BBVAPR loans		19,085	20,232	22,723		23,670	25,676
Acquired Eurobank loans		6,610	6,701	9,313		6,897	7,561
Total interest income from loans		77,650	78,514	82,604		79,675	81,152
Investment securities		8,528	8,280	7,980		8,233	10,154
Total interest income		86,178	86,794	90,584		87,908	91,306
Interest expense:
Deposits
Core deposits		5,468	5,536	5,580		5,551	5,136
Brokered deposits		1,885	1,895	1,751		1,816	1,988
Total deposits		7,353	7,431	7,331		7,367	7,124
Borrowings		4,207	5,150	6,326		7,229	9,207
Total interest expense		11,560	12,581	13,657		14,596	16,331
Net interest income		74,618	74,213	76,927		73,312	74,975
Provision for loan and lease losses, excluding acquired loans	(1)	11,735	10,638	14,708	(a)	9,052	10,660
Provision for acquired BBVAPR loan and lease losses	(1)	4,299	3,135	7,942		4,362	2,324
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	1,620	(400)	819		1,031	805
Total provision for loan and lease losses, net		17,654	13,373	23,469		14,445	13,789
Net interest income after provision for loan and lease losses		56,964	60,840	53,458		58,867	61,186
Non-interest income:
Banking service revenues		10,626	10,980	10,330		10,219	10,118
Wealth management revenues		6,215	7,714	6,526		7,041	6,152
Mortgage banking activities		587	1,721	1,421		1,024	855
Total banking and wealth management revenues		17,428	20,415	18,277		18,284	17,125
FDIC shared-loss benefit (expense), net	(21)	1,403	(2,836)	(3,296)		(3,420)	(4,029)
Other gains, net		243	367	5,234	(b)	291	407
Total non-interest income, net		19,074	17,946	20,215		15,155	13,503
Non-interest expense:
Compensation and employee benefits		20,390	18,928	19,191		18,531	20,284
Rent and occupancy costs		7,367	7,553	7,484		8,107	7,822
Net loss on sale of foreclosed real estate and other repossessed assets		1,326	1,219	2,970		4,163	1,930
General and administrative expenses		19,975	22,592	21,562		20,821	22,566
Total operating expenses		49,058	50,292	51,207		51,622	52,602
Credit related expenses		2,626	2,090	3,719		2,203	2,255
Total non-interest expense		51,684	52,382	54,926		53,825	54,857
Income before income taxes		24,354	26,404	18,747		20,197	19,832
Income tax expense		9,204	10,848	3,627		5,858	5,661
Net income		15,150	15,556	15,120		14,339	14,171
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)		(1,837)	(1,838)
Other preferred stock		(1,627)	(1,629)	(1,627)		(1,629)	(1,627)
Net income available to common shareholders		$11,685	$12,090	$11,655		$10,873	$10,706

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(b) During Q3 2016, the Company received $5 million from a 2009 claim of loss related to a private label collateralized obligation.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		March 31,	December 31,	September 30,		June 30,	March 31,
(Dollars in thousands) (unaudited)		2017	2016	2016		2016	2016
Cash and cash equivalents		$483,301	$513,469	$512,295		$520,078	$681,198
Investments:
Trading securities		314	347	380		348	314
Investment securities available-for-sale, at fair value, with amortized cost of $796,558
(December 31, 2016 - $749,867; September 30, 2016 - $623,994; June 30, 2016 - $645,298;
March 31, 2016 - $653,673)
Mortgage-backed securities		741,405	692,552	632,429		651,724	656,137
Other investment securities		58,637	58,932	10,254		12,578	13,148
Total investment securities available-for-sale		800,042	751,484	642,683		664,302	669,285
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $570,963
(December 31, 2016 - $592,763; September 30, 2016 - $650,023; June 30, 2016 - $643,530;
March 31, 2016 - $641,346)		577,997	599,884	641,890		635,399	637,036
Federal Home Loan Bank (FHLB) stock, at cost		17,161	10,793	12,712		19,838	20,761
Other investments		3	3	3		3	3
Total investments		1,395,517	1,362,511	1,297,668		1,319,890	1,327,399
Loans, net		4,089,708	4,147,692	4,298,965	(a)	4,373,617	4,360,129
Other assets:
FDIC shared-loss indemnification asset	(21)	-	14,411	16,670		18,426	20,923
Derivative assets		1,123	1,330	1,503		1,926	2,662
Prepaid expenses		15,496	17,096	19,514		16,332	10,363
Deferred tax asset, net		121,442	124,200	131,061		143,048	145,518
Foreclosed real estate and repossessed properties		50,820	50,743	49,188		55,086	61,145
Premises and equipment, net		69,786	70,407	71,105		72,585	73,975
Goodwill		86,069	86,069	86,069		86,069	86,069
Accounts receivable and other assets		101,345	113,896	108,075		105,539	105,191
Total assets		$6,414,607	$6,501,824	$6,592,113		$6,712,596	$6,874,572

Deposits:
Demand deposits		$1,944,921	$1,939,764	$2,012,255		$1,972,743	$2,018,346
Savings accounts		1,174,581	1,128,190	1,118,783		1,110,423	1,110,469
Time deposits		1,022,447	1,020,138	1,042,572		999,243	962,773
Brokered deposits		575,879	576,395	581,161		561,645	688,105
Total deposits		4,717,828	4,664,487	4,754,771		4,644,054	4,779,693
Borrowings:
Securities sold under agreements to repurchase		531,179	653,756	658,232		626,109	636,172
Advances from FHLB and other borrowings		105,133	105,515	105,984	(b)	308,233	333,736
Subordinated capital notes		36,083	36,083	36,083	(b)	102,983	102,808
Total borrowings		672,395	795,354	800,299		1,037,325	1,072,716
Other liabilities:
Derivative liabilities		1,967	2,437	4,306		5,413	6,220
Acceptances outstanding		24,288	23,765	18,043		20,984	19,381
Accrued expenses and other liabilities		66,700	95,370	89,760		88,930	92,761
Total liabilities		5,483,178	5,581,413	5,667,179		5,796,706	5,970,771
Stockholders' equity:
Preferred stock		176,000	176,000	176,000		176,000	176,000
Common stock		52,626	52,626	52,626		52,626	52,626
Additional paid-in capital		540,808	540,948	540,692		540,705	540,371
Legal surplus		77,772	76,293	74,788		73,265	71,865
Retained earnings		185,377	177,808	169,858		162,363	155,529
Treasury stock, at cost		(104,502)	(104,860)	(104,874)		(104,874)	(104,874)
Accumulated other comprehensive income, net		3,348	1,596	15,844		15,805	12,284
Total stockholders' equity		931,429	920,411	924,934		915,890	903,801
Total liabilities and stockholders' equity		$6,414,607	$6,501,824	$6,592,113		$6,712,596	$6,874,572

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(b) During Q3 2016, the Company paid-off, at maturity, $205.0 million in FHLB advances and a former BBVA subordinated capital note of $67.0 million, assumed as part of the 2012 acquisition of its PR operations.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		March 31,	December 31,	September 30,		June 30,		March 31,
(Dollars in thousands) (unaudited)		2017	2016	2016		2016		2016
Non-acquired loans held for investment:
Mortgage		$709,863	$721,494	$735,367		$741,917		$751,819
Commercial		1,253,712	1,277,866	1,267,177	(b)	1,476,613		1,425,385
Consumer		300,412	290,515	278,666		265,269		252,327
Auto		786,606	756,395	730,589		712,268		687,159
		3,050,593	3,046,270	3,011,799		3,196,067		3,116,690
Less: Allowance for loan and lease losses		(60,483)	(59,301)	(62,168)	(b)	(112,812)		(113,238)
		2,990,110	2,986,969	2,949,631		3,083,255		3,003,452
Deferred loan costs, net		6,464	5,766	5,421		4,619		4,350
Total non-acquired loans held for investment, net		2,996,574	2,992,735	2,955,052		3,087,874		3,007,802

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		5,436	5,562	5,755		4,559		6,558
Consumer		31,001	32,862	34,215		35,194		36,346
Auto		42,523	53,026	64,393		77,118		91,406
		78,960	91,450	104,363		116,871		134,310
Less: Allowance for loan and lease losses		(3,615)	(4,299)	(4,213)		(4,487)		(4,993)
		75,345	87,151	100,150		112,384		129,317

Accounted for under ASC 310-30
Mortgage		558,112	569,253	579,769		591,029		600,901
Commercial		278,665	292,564	301,599		323,105		345,789
Consumer		3,201	4,301	5,768		7,331		9,345
Auto		71,495	85,676	100,475		117,038		134,669
		911,473	951,794	987,611		1,038,503	(a)	1,090,704
Less: Allowance for loan and lease losses		(34,930)	(31,056)	(29,819)		(22,801)	(a)	(27,747)
		876,543	920,738	957,792		1,015,702		1,062,957
Total Acquired BBVAPR loans, net		951,888	1,007,889	1,057,942		1,128,086		1,192,274

Eurobank
Accounted for under ASC 310-30
Mortgage		72,966	73,018	75,043		76,777		91,113
Commercial		73,181	81,460	82,753		83,377		142,298
Consumer		1,268	1,372	1,488		1,410		1,770
		147,415	155,850	159,284		161,564	(a)	235,181
Less: Allowance for loan and lease losses		(22,006)	(21,281)	(22,812)		(22,116)	(a)	(92,293)
Total Acquired Eurobank loans, net		125,409	134,569	136,472		139,448		142,888
Total acquired loans, net		1,077,297	1,142,458	1,194,414		1,267,534		1,335,162
Total loans held for investment		4,073,871	4,135,193	4,149,466		4,355,408		4,342,964
Mortgage loans held for sale		15,837	12,499	26,362		18,209		17,165
Other loans held for sale		-	-	123,137	(b)	-		-
Total loans, net		$4,089,708	$4,147,692	$4,298,965		$4,373,617		$4,360,129

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,340,941	$1,363,765	$1,390,179		$1,409,723		$1,443,833
Commercial		1,610,994	1,657,452	1,657,284		1,887,654		1,920,030
Consumer		335,882	329,050	320,137		309,204		299,788
Auto and leasing		900,624	895,097	895,457		906,424		913,234
		4,188,441	4,245,364	4,263,057		4,513,005		4,576,885
Less: Allowance for loan and lease losses		(121,034)	(115,937)	(119,012)		(162,216)		(238,271)
		4,067,407	4,129,427	4,144,045		4,350,789		4,338,614
Deferred loan costs, net		6,464	5,766	5,421		4,619		4,350
Total loans held for investment, net		4,073,871	4,135,193	4,149,466		4,355,408		4,342,964
Mortgage loans held for sale		15,837	12,499	26,362		18,209		17,165
Other loans held for sale		-	-	123,137		-		-
Total loans, net		$4,089,708	$4,147,692	$4,298,965		$4,373,617		$4,360,129

		2017	2016	2016		2016		2016
(Dollars in thousands) (unaudited)		Q1	Q4	Q3		Q2		Q1
Quarterly loan production	(13)
Mortgage		$43,474	$51,208	$51,022		$57,636		$48,321
Commercial		37,691	86,832	62,628		66,316		79,272
Consumer		42,149	42,295	43,636		39,550		34,275
Auto and Leasing		86,784	77,602	69,523		74,383		63,285
Total		$210,098	$257,937	$226,809		$237,885		$225,153

(a) During Q2 2016, the Company changed the purchase credit impaired policy for all loans accounted for under ASC 310-30. Under the revised policy, the Company writes-off a loans' recorded investment and derecognizes the associated allowance for loan and lease losses for loans that exit the pools. The revised policy implementation was performed prospectively due to the immaterial impact for retrospective adoption. The transition to this revised policy resulted in an $8.5 million and $72.2 million initial de-recognition of loans recorded investment balance and associated allowance for loan and lease losses for acquired BBVAPR loans and acquired Eurobank loans, respectively, with no impact to the provision for loan and lease losses.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2017 Q1			2016 Q4			2016 Q3			2016 Q2			2016 Q1
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$431,109	$845	0.79%	$445,246	$581	0.52%	$477,968	$661	0.55%	$512,916	$612	0.48%	$502,718	$646	0.52%
Investment securities	1,360,186	7,683	2.29%	1,330,951	7,699	2.30%	1,293,251	7,319	2.25%	1,311,468	7,621	2.33%	1,450,127	9,508	2.63%
Loans
Non-acquired loans	3,015,456	51,955	6.99%	3,009,579	51,581	6.82%	3,160,091	50,569	6.35%	3,129,570	49,108	6.29%	3,100,157	47,915	6.20%
Acquired BBVAPR loans	997,649	19,085	7.76%	1,050,468	20,232	7.66%	1,100,336	22,723	8.19%	1,172,087	23,670	8.10%	1,240,252	25,676	8.30%
Acquired Eurobank loans	128,522	6,610	20.86%	135,919	6,701	19.61%	137,605	9,313	26.85%	144,001	6,897	19.21%	144,001	7,561	21.06%
Total loans	4,141,628	77,650	7.60%	4,195,966	78,514	7.44%	4,398,032	82,605	7.45%	4,445,658	79,675	7.19%	4,484,410	81,152	7.26%
Total interest-earning assets	$5,932,923	$86,178	5.89%	$5,972,163	$86,794	5.78%	$6,169,251	$90,585	5.83%	$6,270,042	$87,908	5.62%	$6,437,255	$91,306	5.69%

Interest bearing liabilities:
Deposits
NOW accounts	$1,092,389	$1,041	0.39%	$1,119,597	$1,172	0.42%	$1,243,640	$1,314	0.42%	$1,231,576	$1,518	0.49%	$1,152,055	$1,081	0.38%
Savings accounts	1,164,040	1,481	0.52%	1,126,600	1,384	0.49%	1,113,649	1,351	0.48%	1,103,808	1,308	0.48%	1,115,552	1,398	0.50%
Time deposits	1,019,528	2,715	1.08%	1,045,732	2,794	1.06%	1,013,905	2,735	1.07%	981,759	2,558	1.05%	954,857	2,495	1.05%
Brokered deposits	574,549	1,885	1.33%	583,607	1,895	1.29%	549,371	1,751	1.26%	612,137	1,816	1.19%	734,326	1,988	1.09%
3,850,506	7,122	0.75%	3,875,536	7,245	0.74%	3,920,565	7,151	0.72%	3,929,280	7,200	0.73%	3,956,790	6,962	0.71%
Non-interest bearing deposit accounts	832,665	-	-	832,332	-	-	801,833	-	-	774,496	-	-	774,950	-	-%
Fair value premium amortization and core deposit intangible amortization	-	231	-	-	186	-	-	180	-	-	167	-	-	162	-
Total deposits	4,683,171	7,353	0.64%	4,707,868	7,431	0.63%	4,722,398	7,331	0.62%	4,703,776	7,367	0.63%	4,731,740	7,124	0.60%
Borrowings
Securities sold under agreements to repurchase	574,771	3,244	2.29%	608,802	4,177	2.73%	620,353	4,272	2.73%	627,693	4,258	2.72%	799,613	6,099	3.06%
Advances from FHLB and other borrowings	105,097	596	2.30%	105,561	611	2.30%	195,278	1,237	2.51%	317,191	2,098	2.65	2	337,364	2,240	2.66%
Subordinated capital notes	36,083	367	4.12%	36,083	362	3.99%	101,581	818	3.19%	102,869	873	3.40%	102,695	868	3.39%
Total borrowings	715,951	4,207	2.38%	750,446	5,150	2.73%	917,212	6,327	2.74%	1,047,753	7,229	2.77%	1,239,672	9,207	2.98%
Total interest-bearing liabilities	$5,399,122	$11,560	0.87%	$5,458,314	$12,581	0.92%	$5,639,610	$13,658	0.96%	$5,751,529	$14,596	1.02%	$5,971,412	$16,331	1.10%
Interest rate spread	$74,618	5.02%	$74,213	4.86%	$76,927	4.87%	$73,312	4.60%	$74,975	4.59%
Net interest margin	5.10%	4.94%	4.95%	4.69%	4.67%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$439	$130	$809	$293	$683
Acquired Eurobank loans	996	729	3,012	539	1,326
$1,435	$859	$3,821	$832	$2,009
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,932,923	$84,743	5.79%	$5,972,163	$85,935	5.72%	$6,169,251	$86,764	5.58%	$6,270,042	$87,076	5.57%	$6,437,255	$89,297	5.56%
Interest rate spread	$73,183	4.92%	$73,354	4.80%	$73,106	4.62%	$72,480	4.55%	$72,966	4.46%
Net interest margin	5.00%	4.89%	4.70%	4.64%	4.55%

6

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2017	2016	2016		2016	2016
(Dollars in thousands) (unaudited)	Q1	Q4	Q3		Q2	Q1
Net Charge-offs
Mortgage:
Charge-offs	$2,379	$2,075	$1,656		$1,374	$1,662
Recoveries	(56)	(125)	(21)		(36)	(145)
Total mortgage	2,323	1,950	1,635		1,338	1,517
Commercial:
Charge-offs	856	3,901	56,700	(a)	833	1,011
Recoveries	(89)	(53)	(93)		(228)	(88)
Total commercial	767	3,848	56,607	(a)	605	923
Consumer:
Charge-offs	3,358	3,243	3,173		2,811	2,327
Recoveries	(165)	(97)	(120)		(133)	(102)
Total consumer	3,193	3,146	3,053		2,678	2,225
Auto and Leasing:
Charge-offs	7,563	7,464	7,804		8,100	8,362
Recoveries	(3,294)	(2,902)	(3,747)		(3,243)	(2,979)
Total auto and leasing	4,269	4,562	4,057		4,857	5,383
Total	$10,552	$13,506	$65,352	(a)	$9,478	$10,048
Net Charge-off Rates
Mortgage	1.31%	1.07%	0.88%		0.72%	0.80%
Commercial	0.25%	1.22%	15.88%	(a)	0.17%	0.26%
Consumer	4.57%	4.62%	4.71%		4.35%	3.80%
Auto and Leasing	2.19%	2.44%	2.23%		2.75%	3.15%
Total	1.40%	1.80%	8.27%	(a)	1.21%	1.30%
Average Loans Held For Investment
Mortgage	$711,553	$730,707	$746,613		$743,516	$756,291
Commercial	1,245,530	1,258,896	1,426,216		1,433,944	1,425,332
Consumer	279,558	272,353	259,535		246,003	234,499
Auto and Leasing	778,815	747,623	727,727		706,107	684,035
Total	$3,015,456	$3,009,579	$3,160,091		$3,129,570	$3,100,157

(a) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

7
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2017	2016	2016		2016		2016
(Dollars in thousands) (unaudited)		Q1	Q4	Q3		Q2		Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$30,827	$32,516	$37,015		$33,099		$31,627
Commercial		5,708	1,602	4,177		4,923		2,353
Consumer		6,024	5,106	4,796		3,765	(a)	4,341
Auto and Leasing		61,912	61,728	65,302		63,871	(a)	71,004
Total		$104,471	$100,952	$111,290		$105,658		$109,325
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.34%	4.51%	5.03%		4.46%		4.21%
Commercial		0.46%	0.13%	0.33%		0.33%		0.17%
Consumer		2.01%	1.76%	1.72%		1.42%	(a)	1.72%
Auto and Leasing		7.87%	8.16%	8.94%		8.97%	(a)	10.33%
Total		3.42%	3.31%	3.70%		3.31%		3.51%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$90,849	$98,506	$103,770		$95,909		$97,424
GNMA's buy-back option program		9,973	9,681	9,598		8,369		7,684
Total mortgage		100,822	108,187	113,368		104,278		105,108
Commercial		15,711	12,798	14,947		20,005		19,686
Consumer		7,383	6,752	6,302		5,190	(a)	5,934
Auto and Leasing		69,622	69,901	73,708		71,193	(a)	78,746
Total		$193,538	$197,638	$208,325		$200,666		$209,474
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.80%	13.65%	14.11%		12.93%		12.96%
GNMA's buy-back option program		1.40%	1.34%	1.31%		1.13%		1.02%
Total mortgage		14.20%	14.99%	15.42%		14.06%		13.98%
Commercial		1.25%	1.00%	1.18%		1.35%		1.38%
Consumer		2.46%	2.32%	2.26%		1.96%	(a)	2.35%
Auto and Leasing		8.85%	9.24%	10.09%		10.00%	(a)	11.46%
Total		6.34%	6.49%	6.92%		6.28%		6.72%
Nonperforming Assets	(14)
Mortgage		$66,781	$74,503	$75,592		$72,947		$76,218
Commercial		19,387	19,786	23,347	(b)	207,768		212,345
Consumer		1,948	1,986	2,470		2,339		2,039
Auto and Leasing		8,709	9,052	9,477		7,337		7,873
Total nonperforming loans		96,825	105,327	110,886		290,391		298,475
Foreclosed real estate		12,946	11,867	9,819		10,463		10,502
Other repossessed assets		2,600	2,408	2,462		2,979		2,796
Total nonperforming assets		$112,371	$119,602	$123,167		$303,833		$311,773
Nonperforming Loan Rates
Mortgage		9.41%	10.33%	10.28%		9.83%		10.14%
Commercial		1.55%	1.55%	1.84%	(b)	14.07%		14.90%
Consumer		0.65%	0.68%	0.89%		0.88%		0.81%
Auto and Leasing		1.11%	1.20%	1.30%		1.03%		1.15%
Total loans		3.17%	3.46%	3.68%		9.09%		9.58%

(a) During Q2 2016, the Company changed its early delinquency reporting on consumer and auto loans from one scheduled payment due to two scheduled payments due. This change resulted in a $19 thousand and $5.9 million reduction in early and total delinquency for consumer loans and auto loans, respectively.

(b) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received on October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

8

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended March 31, 2017
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period	$17,344	$8,995	$13,067	$19,463	$431	$59,300
Provision (recapture) for loan and lease losses, net	3,557	1,660	3,520	3,427	(429)	11,735
Charge-offs	(2,379)	(856)	(3,358)	(7,563)	-	(14,156)
Recoveries	56	89	165	3,294	-	3,604
Balance at end of period	$18,578	$9,888	$13,394	$18,621	$2	$60,483
Allowance coverage ratio	2.62%	0.79%	4.46%	2.37%	0.00%	1.98%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$169	$3,028	$1,103	$-	$4,300
Provision (recapture) for loan and lease losses, net		19	384	(436)	-	(33)
Charge-offs		(6)	(885)	(278)	-	(1,169)
Recoveries		1	64	452	-	517
Balance at end of period		$183	$2,591	$841	$-	$3,615

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$2,682	$23,452	$-	$4,922	$-	$31,056
Provision for loan and lease losses, net	923	223	-	3,186	-	4,332
Allowance de-recognition and other adjustments	(32)	(147)	-	(279)	-	(458)
Balance at end of period	$3,573	$23,528	$-	$7,829	$-	$34,930

Acquired Eurobank loans:
Balance at beginning of period	$11,947	9,328	6	-	-	$21,281
Provision (recapture) for loan and lease losses, net	2,398	(778)	-	-	-	1,620
Allowance de-recognition and other adjustments	(177)	(717)	(1)	-	-	(895)
Balance at end of period	$14,168	$7,833	$5	$-	$-	$22,006

Total acquired loans
Balance at beginning of period	$14,629	32,949	3,034	6,025	-	56,637
Provision (recapture) for loan and lease losses, net	3,321	(536)	384	2,750	-	5,919
Charge-offs	-	(6)	(885)	(278)	-	(1,169)
Recoveries	-	1	64	452	-	517
Allowance de-recognition and other adjustments	(209)	(864)	(1)	(279)	-	(1,353)
Balance at end of period	$17,741	$31,544	$2,596	$8,670	$-	$60,551

9

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended March 31, 2017
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$292,115	$37,117	$13,249	$8,538	$3,682	$354,701
Accretion	(7,890)	$(3,744)	$(1,237)	$(2,147)	$(602)	$(15,620)
Change in expected cash flows	1	149	49	52	36	287
Transfers (to) from non-accretable discount	(7,409)	1,326	(7)	140	(58)	(6,008)
Balance at end of period	$276,817	$34,848	$12,054	$6,583	$3,058	$333,360

Non-Accretable Discount
Balance at beginning of period	$305,615	$9,665	$7,300	$22,407	$18,120	$363,107
Change in actual and expected cash flows	(3,031)	(795)	(48)	297	(19)	(3,596)
Transfers from (to) accretable yield	7,409	(1,326)	7	(140)	58	6,008
Balance at end of period	$309,993	$7,544	$7,259	$22,564	$18,159	$365,519

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$45,839	$16,475	$2,194	$-	$-	$64,508
Accretion	(1,904)	(4,510)	(38)	-	(158)	(6,610)
Change in expected cash flows	81	778	37	(143)	310	1,063
Transfers from (to) non-accretable discount	681	-	(322)	143	(152)	350
Balance at end of period	$44,697	$12,743	$1,871	$-	$-	$59,311

Non-Accretable Discount
Balance at beginning of period	$8,441	$3,880	$11	$-	$8	$12,340
Change in actual and expected cash flows	(334)	(1,409)	-	143	(154)	(1,754)
Transfers (to) from accretable yield	(681)	-	322	(143)	152	(350)
Balance at end of period	$7,426	$2,471	$333	$-	$6	$10,236

10

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2017	2016	2016	2016	2016
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$931,429	$920,411	$924,934	$915,890	$903,801
Less: Intangible assets	(91,861)	(92,229)	(92,648)	(93,068)	(93,487)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$673,698	$662,312	$666,416	$656,952	$644,444

Common stock outstanding at end of period	43,947	43,915	43,914	43,914	43,914
Tangible book value (Non-GAAP)	$15.33	$15.08	$15.18	$14.96	$14.68
Total Assets to Tangible Assets
Total assets	$6,414,607	$6,501,824	$6,592,113	$6,712,596	$6,874,572
Less: Intangible assets	(91,861)	(92,229)	(92,648)	(93,068)	(93,487)
Tangible assets (Non-GAAP)	$6,322,746	$6,409,595	$6,499,465	$6,619,528	$6,781,085
Non-GAAP TCE Ratio
Tangible common equity	$673,698	$662,312	$666,416	$656,952	$644,444
Tangible assets	6,322,746	6,409,595	6,499,465	6,619,528	6,781,085
TCE ratio	10.66%	10.33%	10.25%	9.92%	9.50%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$926,011	$919,697	$919,171	$908,394	$899,858
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$760,141	$753,827	$753,301	$742,524	$733,988
Less: Average intangible assets	(92,102)	(92,502)	(92,922)	(93,341)	(93,759)
Average tangible common equity	$668,039	$661,325	$660,379	$649,183	$640,229
Credit Quality Metrics to Non-GAAP Credit Quality Metrics excluding PREPA (Held-for-sale as of Q3 2016)
Net Charge-offs	$10,552	$13,506	$65,352	$9,478	$10,048
Less: PREPA charge-off	-	-	(56,229)	-	-
Net Charge-offs, excluding PREPA (Non-GAAP)	$10,552	$13,506	$9,123	$9,478	$10,048

Average Loans Held For Investment	$3,015,456	$3,009,579	$3,160,091	$3,129,570	$3,100,157

Charge-off rate, excluding PREPA (Non-GAAP)	1.40%	1.80%	1.15%	1.21%	1.30%

Nonperforming Loans	$96,825	$105,327	$110,886	$290,391	$298,475
Less: PREPA	-	-	-	(183,020)	(186,675)
Nonperforming Loans, excluding PREPA (Non-GAAP)	$96,825	$105,327	$110,886	$107,371	$111,800

Non-acquired loans held for investment, gross	$3,050,593	$3,046,270	$3,011,799	$3,196,067	$3,116,690
Less: PREPA	-	-	-	(183,020)	(186,675)
Non-acquired loans held for investment, excluding PREPA (Non-GAAP)	$3,050,593	$3,046,270	$3,011,799	$3,013,047	$2,930,015

Nonperforming loan rate, excluding PREPA (Non-GAAP)	3.17%	3.46%	3.68%	3.56%	3.82%

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2017	2016	2016	2016	2016
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$626,707	$627,732	$612,792	$596,080	$585,144
Tier 1 capital		822,847	819,661	801,882	788,349	776,180
Total risk-based capital	(15)	878,867	876,656	860,513	849,147	838,283
Risk-weighted assets		4,383,517	4,467,556	4,593,340	4,716,534	4,744,449
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.30%	14.05%	13.34%	12.64%	12.33%
Tier 1 risk-based capital ratio	(17)	18.77%	18.35%	17.46%	16.71%	16.36%
Total risk-based capital ratio	(18)	20.05%	19.62%	18.73%	18.00%	17.67%
Leverage ratio	(19)	13.20%	12.99%	12.35%	11.92%	11.38%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$931,429	$920,411	$924,934	$915,890	$903,801
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(3,849)	(2,209)	(17,554)	(18,085)	(15,089)
Unrealized losses on cash flow hedges, net of income tax		501	612	1,710	2,281	2,805
		762,211	752,944	743,220	734,216	725,647
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,826)	(2,255)	(2,408)	(2,561)	(2,715)
Disallowed deferred tax assets, net	(20)	(46,609)	(36,888)	(41,951)	(49,506)	(51,719)
Common equity Tier 1 capital		626,707	627,732	612,792	596,080	585,144
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(4,730)	(8,941)	(11,780)	(8,601)	(9,834)
Tier 1 capital		822,847	819,661	801,882	788,349	776,180
Plus tier 2 capital: Qualifying allowance for loan and lease losses		56,020	56,995	58,631	60,798	62,103
Total risk-based capital		$878,867	$876,656	$860,513	$849,147	$838,283

12

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2017 and 60% for 2016.
(21)

On February 6, 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

13